Exhibit 5

                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017



                                                     May 14, 1999


Intimate Brands, Inc.
Three Limited Parkway
P.O. Box 16000
Columbus, Ohio 43216

Ladies and Gentlemen:

         We have acted as special counsel to Intimate Brands, Inc., a Delaware corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 750,000 shares of the Company's Class A common stock, par value $.01 per share (the "Shares"), in connection with the Company's Direct Investment Plan (the "Plan"). Capitalized terms used but not defined herein have the meanings set forth in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed relevant or necessary for the purposes of rendering this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


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         We hereby consent to the use of our name under the caption "Legal
Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

         In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         /s/ Davis Polk & Wardwell